EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87612) of Aktiebolaget Electrolux (publ) of our report dated February 27, 2006 relating to the financial statements and the related financial statement schedule, which appears in this Form 20-F.
PricewaterhouseCoopers AB
Stockholm, Sweden
May 24, 2006